UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2013

Era Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-35701	72-1455213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

818 Town & Country Blvd., Suite 200, Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)
Not Applicable
____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
The information furnished pursuant to Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
On May 14, 2013, Era Group Inc. issued a press release setting forth its first quarter 2013 earnings. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.
Item 7.01 Regulation FD Disclosure
On May 15, 2013, Era Group will make a presentation about its first quarter 2013 earnings as noted in the press release described in Item 2.02 above. A copy of the presentation slides are attached hereto as Exhibit 99.2. Additionally, Era Group has posted the presentation on its website at www.eragroupinc.com.
The information furnished pursuant to Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
99.1 Press Release of Era Group Inc., dated May 14, 2013.
99.2 Presentation Slides

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Era Group Inc.

May 14, 2013	By:	/s/ Christopher S. Bradshaw

Name: Christopher S. Bradshaw
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Era Group Inc., dated May 14, 2013.
99.2	Presentation Slides